SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2005

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
 (Address of Principal Executive offices, including Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 7.01      Regulation FD Disclosure

           On May 24, 2005, an individual stockholder of the Company filed a derivative complaint on behalf of the Company in the United States District Court for the Eastern District of New York against the Company’s directors and chief financial officer . The complaint alleges, among other things, that the individual defendants breached their fiduciary duties to the Company by failing to (i) properly manage the Company’s business; (ii) establish and maintain adequate internal accounting controls; and (iii) disclose material information to the market in a timely manner and correct publicly reported financial results and guidance. The complaint demands both monetary and equitable relief including a judicial order requiring those defendants who are officers of the Company to disgorge to the Company certain compensation paid by the Company to those officers. The defendants became aware of the complaint on May 31, 2005. The individual defendants deny all of the aforementioned allegations contained in the complaint. Pursuant to federal rules the defendants must respond to the complaint within 20 days after valid service.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Steven Goldschein Name: Steven Goldschein Title: Senior Vice President and CFO

Dated: June 1, 2005